Exhibit 99.1

December 29, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Names Three Additional Board Members

TULSA, Okla. – Dec. 29, 2015 – The board of directors of ONEOK, Inc. (NYSE: OKE) has elected Brian L. Derksen, Randall J. Larson and Kevin S. McCarthy to its board, effective today.

“We are pleased to announce these additions to the ONEOK board of directors,” said John W. Gibson, ONEOK chairman. “Their experience and expertise will greatly benefit our board and shareholders.”

With these elections, the ONEOK board of directors now has 12 members, 10 of whom are independent. William L. Ford retired from the board earlier this month after 34 years of service, and Bert H. Mackie retired from the board in May after 26 years of service.

“Derksen, Larson and McCarthy bring a wealth of knowledge and experience to our board, and we look forward to their contributions,” said Jim W. Mogg, chairman of the corporate governance committee and lead independent director.

Derksen, 64, served as global deputy chief executive officer of Deloitte Touche Tohmatsu Limited from 2011 until 2014, and as deputy chief executive officer of Deloitte U.S. from 2003 to 2011. Prior to that, he was U.S. managing partner of the financial advisory business unit of Deloitte U.S. and regional managing partner of the mid-America region of Deloitte U.S.

Derksen earned a Bachelor of Science from the University of Saskatchewan (Canada) and a Master of Business Administration from Duke University’s Fuqua School of Business.

Larson, 58, served as chief executive officer of the general partner of TransMontaigne Partners L.P. from 2006 until 2009, and as its chief financial officer from 2003 to 2006, and served as its controller from 2002 to 2003.

Before joining TransMontaigne, Larson was a partner with KPMG, LLP in its Silicon Valley and National (New York City) offices. Prior to that, he served as a Professional Accounting Fellow in the Office of Chief Accountant of the Securities and Exchange Commission. Larson also serves on the board of directors of Valero Energy Partners GP LLC.

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ONEOK Names Three Additional Board Members

December 29, 2015

He also formerly served as a director of the general partner of MarkWest Energy Partners, L.P. prior to its merger with MPLX LP.

Larson earned a Bachelor of Business Administration from the University of Wisconsin - Eau Claire and a Master of Business Administration from the University of Wisconsin - Madison.

McCarthy, 56, is a co-founder and managing partner for Kayne Anderson Fund Advisors. He is responsible for master limited partnership private equity investments and serves as chairman, president and chief executive officer of the Kayne Anderson MLP Investment Company (KYN), Kayne Anderson Energy Total Return Fund (KYE), Kayne Anderson Midstream/Energy Fund (KMF) and Kayne Anderson Energy Development Company (KED).

Prior to joining Kayne Anderson in 2004, McCarthy was global head of energy investment banking at UBS Securities LLC where he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the MLP industry. From 1995 to 2000, he led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated. McCarthy also serves on the board of directors of Range Resources Corporation.

McCarthy earned a Bachelor of Arts in economics and geology from Amherst College and a Master of Business Administration in finance from the University of Pennsylvania’s Wharton School.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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